CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-143801, 333-278655, and 333-161725 of The Procter & Gamble Company on Form S-8 of our report dated November 26, 2024, relating to the financial statements and supplemental schedule of The Procter & Gamble Savings Plan appearing in this Annual Report on Form 11-K of The Procter & Gamble Savings Plan for the year ended June 30, 2024.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
November 26, 2024